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                                                                    Exhibit 10.7
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                        [TD WATERHOUSE GROUP LETTERHEAD]

                                                   October 1, 1999

Frank J. Petrilli
22 Connor Court
Irvington, NY 10533

Dear Mr. Petrilli:

          TD Waterhouse Group, Inc. (the "Company") hereby offers to employ you upon the following terms and conditions:

1.   POSITION, DUTIES AND RESPONSIBILITIES.

          a. The Company shall employ you in the position of President and Chief Operating Officer. You shall perform your assigned duties at the Company or at one of its subsidiaries or affiliates. You shall devote your full time and efforts to the performance of all of the duties associated with that position as well as any and all other duties Company management may from time to time designate or assign.

          b. During your employment, you may not, without prior written consent of the Company, accept an appointment, whether or not for remuneration, as Director, Officer, Manager, Employee or Consultant of a company or business that is not affiliated with the Company.

2.   EMPLOYMENT.

          This Agreement shall become effective, and your employment as provided shall commence, on October 1, 1999 (the "Effective Date") and shall continue through the third anniversary of the Effective Date (such period hereinafter referred to as the "Term"), subject to earlier termination as provided in Section 6 hereof. Notwithstanding the preceding sentence, commencing with October 1, 2002 and on each October 1 thereafter (each an "Extension Date"), the Term shall be automatically extended for an additional one-year period, unless the Company or you provide the other party hereto 90 days' prior written notice before the next Extension Date
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that the Term shall not be so extended. For the avoidance of doubt, "Term"
shall include any extension that becomes applicable pursuant to the preceding sentence.

3.   COMPENSATION.

     a. Base Salary. You will receive a base salary at the rate of $300,000 per annum ("Base Salary"), payable in accordance with the Company's prevailing payroll practices. You shall be entitled to such increases in Base Salary, if any, as may be determined from time to time in the sole discretion of the Management Resources and Compensation Advisory Committee of the Board of Directors of the Company (the "Committee").

     b. Annual Bonus. You will be eligible to participate in the Company's annual performance-based bonus program for each calendar year of service during the Term. Such Annual Bonus shall be established by the Committee in its sole discretion and payable in accordance with Company practices.

     c. Stock-Based Awards. You will be eligible to participate in stock-based compensation plans of the Company or any affiliate as determined by the Committee.

4    BENEFITS.

     The Company shall provide you, in accordance with the terms of the Company's employee benefit plans in effect from time to time, health and short and long term disability coverage, retirement benefits and fringe benefits (collectively "Employee Benefits") on the same basis as those benefits are generally made available to employees of similar position.

5.   EXPENSES.

     All documented and verified, reasonable and necessary expenses which you incur in connection with the performance of your duties hereunder shall be reimbursed in accordance with the Company's general policies.

6.   TERMINATION OF EMPLOYMENT.

     Your employment hereunder may be terminated by either party at any time and for any reason other than death or retirement upon 30 days advance written notice; provided that the Company may immediately terminate your employment for Cause. Notwithstanding any other provision of this Agreement, the provisions of this Section 6 shall exclusively govern your rights upon termination of employment.

     a. Death or Disability. Your employment shall terminate on your death, and the Company may terminate your employment on account of your Disability. Upon termination under this Section 6(a), you or your estate (i) shall be entitled to receive only that portion of your Base Salary earned, but unpaid, as of the date of termination and (ii) a pro rata portion of any Annual Bonus that you would have been entitled to receive pursuant to Section 3(b) hereof in such year based upon the percentage of the calendar year that shall have elapsed through the date
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of your termination of employment, payable when such Annual Bonus would have otherwise been payable had your employment not terminated. Benefits shall cease in accordance with the terms of the applicable Company policies or plans. As used herein, "Disability" shall mean your inability to perform in all material respects your duties and responsibilities to the company, or any affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and your (or your representative) shall furnish the Committee with medical evidence documenting your disability or infirmity which is satisfactory to the Committee.


       b. With Cause. The Company shall have the right to terminate your employment for Cause (as defined below). Upon the effective date of a termination under this Section 6(b), you (i) shall be entitled to receive only that portion of your Base Salary earned, but unpaid, as of the date of termination and (ii) shall not be entitled to any unpaid Annual Bonus. Benefits shall cease or be paid in accordance with the terms of the applicable Company policies or plans.


       c. Without Cause. The Company, in its discretion, shall have the right to terminate your employment without Cause. Upon your termination without Cause you shall be entitled to, subject to your continued compliance with the provisions of Sections 7,8,9 and 10, (upon your execution of a General Release in the standard form used by the Company) (i) Base Salary earned to the date of termination, (ii) continued payment of Base Salary and your average Annual Bonus (calculated based on the prior 2 years) until 24 months after your termination of employment (the "Severance Period"). All other benefits shall cease or be paid based on your date of termination in accordance with applicable Company policies or plans. No benefit accruals based on service, including, but not limited to, vacation benefits, shall accrue beyond the effective date of termination.


      d. Voluntary Resignation. You shall have the right to resign from your employment and if the Company, elects in its sole discretion, you shall be entitled to, subject to your continued compliance with the provisions of Sections 7,8,9 and 10, (upon your execution of a General Release in the standard form used by the Company) (i) Base Salary earned to the date of termination, (ii) continued payment of Base Salary and average Annual Bonus (calculated based on the prior 2 years) until 24 months after your termination of employment (the "Severance Period") and (iii) employee health benefits continuation for the Severance Period. All other benefits shall cease or be paid based on your date of termination in accordance with applicable Company policies or plans. No benefit accruals based on service, including, but not limited to, vacation benefits, shall accrue beyond the effective date of termination. In event that Company fails to notify you in writing of the foregoing election within 10 business days of receipt of your notice of resignation, Company shall have waived its right to such election.

       e.   As used herein, "Cause" shall mean:

            (i) your continued failure to substantially perform your duties hereunder (other than as a result of total or partial incapacity due to physical or
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     mental illness) for a period of 10 days following written notice by the
     Company to you of such failure or upon such written notice if, in the good faith judgment of the Company, you would not be able to rectify such failure within 10 days;

         (ii)  dishonesty in the performance of your duties hereunder;

        (iii) an act or acts on your part constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving dishonesty, breach of trust or moral turpitude;

          (iv) your willful malfeasance or willful misconduct in connection with your duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; or

          (v) your breach of the provisions of Sections 7,8,9 or 10 of this Agreement.

7.   NON-COMPETITION.

          You acknowledged and recognize the highly competitive nature of the discount broker business of the Company and its affiliates and accordingly agree that while you are employed with the Company, and for a period of 24 months following the termination of your employment by the Company or, if elected pursuant to Section 6(d), your resignation of employment (the "Restricted Period"), you will not directly or indirectly, (i) engage in any business that competes with the discount broker business of the Company or its affiliates (including, without limitation, discount broker businesses which the Company or its affiliates have specific plans to conduct in the future and as to which you are aware of such planning), (ii) enter the employ of, or render any services to, any person engaged in any discount broker business that competes with the discount broker business of the Company or its affiliates,
(iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any discount broker business that competes with the discount broker business of the Company or its affiliates, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates and customers, suppliers, partners, members or investors of the Company or its affiliates.

          Notwithstanding anything to the contrary in this Agreement, you may, directly or indirectly own, solely as an investment, securities of any person engaged in the discount broker business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if you (i) are not a controlling person of, or a member of a group which controls, such person and (ii) do not, directly or indirectly, own 1% or more of any class of securities or such person.

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8. NON-SOLICITATION.

     While you are employed with the Company, and during the Restricted Period:

     (a) you will not recruit or hire any current employee or consultant of the Company (or any person who was an employee or consultant of the Company within the prior 12 month), or otherwise solicit or induce, directly or indirectly, or cause other persons to solicit or induce, any such employee or consultant to leave the employment or service of the Company, to become an employee of or otherwise be associated with you or any company or business with which you are or may become associated or to encourage or assist in the hiring process or any employee or consultant of the Company or in the modification of any such employee's or consultant's relationship with the Company; and

     (b) you will not, directly or indirectly, solicit the trade or business of any clients or customers of the Company, regardless of location, with respect to any such client or customer as of the time of termination.

9. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

     You will not at any time, whether during your employment or following the termination of your employment, for any reason whatsoever, and forever hereafter, directly or indirectly disclose or furnish to any firm, corporation or person, except as otherwise required by law, any confidential or proprietary information of the Company with respect to any aspect of its operations or affairs. "Confidential or proprietary information" shall mean information generally unknown to the public to which you gain access by reason of your employment by the Company and includes, but is not limited to, information relating to business and marketing plans, sales, trading and financial data and strategies, salaries and employees benefits and operational costs.

10. RETURN OF COMPANY PROPERTY AND COMPANY WORK PRODUCT.

     All records, files, memoranda, reports, customer information, client lists, documents, equipment, and the like, relating to the business of the Company, which you shall use, prepare, or come into contact with, shall remain the sole property of the Company. You agree that on request of the Company, and in any event upon the termination of your employment, you shall turn over to the Company all documents, papers, or other material in your possession and under your control which may contain or be derived from confidential information, together with all documents, notes, or other work product which is connection with or derived from your services to the company whether or not such material is in your possession. You agree you shall have no proprietary interest in any work product developed or used by you and arising out of employment by the Company.

11. RIGHT TO INJUNCTIVE RELIEF.

     The undertaking in Section 7 (Non-Competition), Section 8 (Non-Solicitation), Section 9 (Non-Disclosure of Confidential Information and
Section 10 (Return of Company
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Property and Work Product) hereof shall survive the termination of your employment with the Company for any reason whatsoever. You acknowledge that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if you breach any or your obligations under Sections 7, 8, 9 or 10. Accordingly, in addition to any other rights and remedies which the Company may have, you agree that the Company will be entitled to injunctive relief against any breach or prospective breach by you of your obligations under Sections 7, 8, 9 or 10 in any federal or state court of competent jurisdiction located in New York State. You hereby submit to the jurisdiction of said courts for the purpose of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agree that process may be served on you by registered mail at your last address known to the Company, or in any other manner authorized by law, and that you will pay the Company's costs and reasonable attorney's fees in the event the Company is required to initiate a proceeding for injunctive relief to enforce the provisions hereof, and such an injunction is issued.

12. NOTICES.
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     Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may designate in writing:

To: Frank Petrilli           To: TD Waterhouse Group, Inc.
    c/o TD Waterhouse            100 Wall Street
    100 Wall Street              New York, NY 10005
    New York, NY 10005

     Any notice delivered personally under this Section shall be deemed given on the date delivered, and any notice sent be certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.


13. SAVINGS.
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     Should any provision herein be rendered or declared legally invalid or unenforceable by a court of competent jurisdiction or by the decision of an authorized governmental agency, such invalidation of such part shall not invalidate the remaining portions thereof.

14. OTHER AGREEMENTS.
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     You represent and warrant that you are not a party to any agreement or bound by any obligation which would prohibit you from accepting and agreeing hereto or fully performing the obligation hereunder.

15. COMPLETE AGREEMENT.
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     The provisions herein contain the entire agreement and understanding of the parties and fully supersede any and all prior agreements or understandings between them
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pertaining to the subject matter hereof. There have been no representations, inducements, promises or agreements of any kind which have been made by either party, or by any person acting on behalf of either party, which are not embodied herein. The provisions hereof may not be changed or altered except in writing duly executed by you and a duly authorized agent of the Company.

16.  WITHHOLDING TAXES.

          The Company may withhold from any amounts payable under this Agreement, such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

17.  APPLICABLE LAW.

          The interpretation and application of the terms herein shall be governed by the laws of the State of New York without regard to principles of conflict of laws.

18.  CONSENT TO JURISDICTION.

          The sole jurisdiction and venue for actions related to the subject matter of this Agreement shall be the courts of the State of New York, the court of the United States of America for the Southern District of New York, and appellate courts from any of the foregoing.

19.  NO WAIVER.

          Any failure by either party to exercise its rights to terminate this Agreement or to enforce any of its provisions shall not prejudice such party's rights of termination or enforcement for any subsequent or further violation or defaults by the other party.

20.  TITLES.

          Titles to the sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

21.  COUNTERPARTS.

          This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          If the foregoing terms of employment are acceptable, please so indicate in the space provided below.
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                                        Sincerely,

                                        By: /s/   A. WAYNE KYLE

                                           Name:  A. Wayne Kyle
                                           Title: Executive Vice President
                                                  Human Resources


AGREED AND ACCEPTED:

Signed:  /s/   FRANK J. PETRILLI

Printed: Frank J. Petrilli

Date:  10/1/99